UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

LARGE SCALE BIOLOGY CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
 (Address of principal executive offices and zip code)

(707) 446-5501
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On June 16, 2005, Large Scale Biology Corporation (the “Company”) received notice from the staff (the “Staff’”) of the Nasdaq Stock Market (“Nasdaq”) that the bid price of the Company’s common stock had closed at less than $1.00 per share over the previous 30 consecutive business days and, as a result, did not comply with Marketplace Rule 4450(a)(5).  Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company was provided 180 calendar days, or until December 13, 2005, to regain compliance.  On August 3, 2005, the Company transferred to The Nasdaq Capital Market (the “Capital Market”) and as set forth in Marketplace Rule 4310(c)(8)(D), it was afforded the remainder of Nasdaq’s 180 calendar day compliance period, or until December 13, 2005, to regain compliance with the minimum $1.00 bid price per share requirements, as set forth in Marketplace Rule 4310(c)(4) (the “Rule”).

          On December 15, 2005, the Company received notice from the Staff that the Company has not regained compliance with the Rule and is not eligible for an additional 180 calendar day compliance period given that it does not meet the Capital Market initial inclusion criteria set forth in Marketplace Rule 4310(c).  Accordingly, the Company’s securities will be delisted from the Capital Market at the opening of business on December 27, 2005, unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series.

          In addition, on November 23, 2005, the Staff notified the Company that it does not comply with Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  On December 8, the Company submitted a plan of compliance. After review, the Staff does not believe that the Company provided a definitive plan for regaining compliance with the stockholders’ equity requirement.  Further, pursuant to Marketplace Rule 4803(b), the Staff is unable to grant the Company any additional time to regain compliance.  Accordingly, this matter serves as an additional basis for delisting.

          The Company may appeal the Staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series.  A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision.  The request for a hearing must be received by Nasdaq no later than 4:00 p.m. Eastern Time on December 22, 2005.  If the Company does not appeal the Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.”  The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application in cleared.  The Company can make no assurances that it will be able to maintain its continued listing on The Nasdaq Capital Market or that its securities will be eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: December 21, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance & Administration